UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Mitcham Industries, Inc.
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Supplement to the Proxy Statement Dated June 12, 2019 for the Mitcham Industries, Inc. Annual Meeting of Shareholders to be held on July 23, 2019

Dear Shareholder,
On July 1, 2019 Institutional Shareholder Services (“ISS”) published its recommendations regarding the matters to be voted on at our Annual Meeting to be held on July 23, 2019. ISS recommended voting in favor of the following proposals:

•	Approve an amendment to the Mitcham Industries, Inc. Amended and Restated Stock Awards Plan to increase the number of shares authorized for issuance by 1,250,000 shares.

•	Approve, on an advisory basis, Named Executive Officer compensation.

•	Ratify the selection by the Audit Committee of our Board of Directors of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020.

However, ISS withheld a recommendation for the election of each member of our Board of Directors. Based on a review of the report accompanying the recommendations, it appears that this position was based entirely on the omission of the name of the director who had missed one Board meeting. We are providing this supplemental disclosure to provide ISS and our shareholders with additional clarity.
During the fiscal year ended January 31, 2019 (referred to as “fiscal 2019”), our Board of Directors held three meetings, and a fourth meeting was held shortly after the end of fiscal 2019. Five of our six directors attended all three meetings during fiscal 2019 and all directors attended the meeting held just subsequent to the end of fiscal 2019. One director, Marcus Rowland, was unable to attend one meeting held during fiscal 2019. On this occasion, Mr. Rowland was unexpectedly called out of the country on other business and therefore was unable to attend the meeting. We would point out that Mr. Rowland attended all four of the meetings of the Audit Committee, of which he is a member, held during fiscal 2019, and therefore, Mr. Rowland attended 86% of the aggregate Board meetings and meetings of the Board committee of which he was a member during fiscal 2019. Therefore, no director attended less than 75% of the aggregate number of meetings of our Board and the Board committees on which he served during fiscal 2019.
If any shareholder would like to change a previously-voted proxy vote on this or any other matter, the shareholder may revoke his or her proxy at any time before 11:59 p.m. on July 22, 2019 by submitting a later dated proxy card by mail, by revising his or her proxy vote over the internet (www.ProxyVote.com) or by attending Mitcham Industries, Inc. 2019 Annual Meeting and voting in person.